United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2006

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

(a) On June 15, 2006, Alloy, Inc. (“Alloy”) received a letter from the staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) indicating that Alloy no longer meets the independent director requirements for continued listing on Nasdaq under Marketplace Rule 4350(c)(1), which requires Alloy to maintain a majority of independent directors on its Board of Directors, and Marketplace Rule 4350(c)(3), which requires that Alloy’s compensation committee consists solely of independent members. As a result, the number of Alloy’s directors who are deemed “independent” under Nasdaq listing standards is now four of eight total directors. The Staff reached this conclusion following a review of the fees paid to MLF Investments, LLC (“MLF”), of which Matthew L. Feshbach, one of Alloy’s directors, is a control person, in connection with MLF’s agreement to backstop a rights offering conducted by dELiA*s, Inc. (“dELiA*s”) following Alloy’s recent spinoff of dELiA*s and the warrants that dELiA*s issued to MLF in connection with such backstop agreement. Additionally, because Mr. Feshbach is one of the members of Alloy’s compensation committee, that committee is no longer comprised solely of independent directors. The Staff is reviewing Alloy’s eligibility for continued listing on Nasdaq. To facilitate this review, Alloy must submit a letter to Nasdaq, by June 30, 2006, outlining its plan to regain compliance with Marketplace Rules 4350(c)(1) and 4350(c)(3). Alloy intends to submit such letter outlining its plan to regain compliance. However, there can be no assurance that the Staff will accept Alloy’s plan. Alloy may appeal the Staff’s determination to a Listing Qualifications Panel.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated June 16 , 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: June 20, 2006	/S/ MATTHEW C. DIAMOND
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
(d)	Exhibits.

99.1	Press Release dated June 16, 2006.

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